UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 700
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT;

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS;

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION;

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

GeoPetro Resources Company (“GeoPetro” or the “Company”) completed the acquisition of a natural gas treatment plant and related gas gathering pipelines and related facilities (collectively, the “Plant”) from Madisonville Gas Processing, LP (“MGP”), in exchange for assumption of secured debt, payment of certain outstanding payables of MGP and shares of GeoPetro’s common stock (“the Acquisition”).  The effective date of the Acquisition was December 31, 2008.  The Plant is located in Madison County, Texas.  The new owner of the Plant is GeoPetro’s wholly owned, indirect subsidiary, Madisonville Midstream LLC (“MM”).

GeoPetro paid consideration for the Plant as follows:

1.               Assumption of secured debt.  MM assumed approximately $7.7 million of MGP’s bank debt via a (i) $1 million cash payment applied directly towards pay-down of debt principal, and (ii) a refinancing by GeoPetro of the $6.7 million remaining balance in the form of a 3 year loan with the lender, Bank of Oklahoma, National Association (“BOK”).  The terms of the three year loan provide for an annual interest rate of prime plus 4% or, optionally, LIBOR plus 5.5%.  The loan agreement provides for minimum quarterly principal payments of $150,000 and supplemental principal amounts payable upon GeoPetro achieving certain cash flow thresholds.  The Company has pledged its Madisonville natural gas reserves as well as the Plant assets as collateral for the loan.  There is a loan fee of $60,000 payable annually for any yearly period during which any principal remains outstanding under the loan.  There is no prepayment penalty.  GeoPetro and its wholly owned subsidiary Redwood Energy Production, LP (“Redwood”) will be guarantors of the loan.

2.               Assumption and payment of certain MGP payables.  GeoPetro assumed and paid approximately $1.1 million of MGP’s outstanding payables.

3.               Issuance of common stock.  GeoPetro issued 1.5 million shares of its common stock at closing.  The issuance of common stock was not registered under the Securities Act of 1933, in reliance on Section 4(2) of the Act and Rule 506 of Regulation D thereunder.  Each of the persons receiving shares was an accredited investor, as defined in Rule 501(a).  The issuance of the common stock involved no public offering.  GeoPetro did not engage in general solicitation or advertising in connection with the issuance and sale of the common stock, and did not engage an underwriter or placement agent.

The Plant consists of the original facilities (currently in service) installed and made operational by Hanover Compression Limited Partnership (“Hanover”) in 2003 and the expanded facilities which were installed by MGP in 2007, but which have not yet been placed into operation.  The Plant’s primary components consist of amine treaters, nitrogen rejection units, compressors and related equipment.  Other assets acquired in the transaction include land, buildings, gathering lines, fuel lines, acid injection lines and rights of way.  The Plant facilities were installed in order to treat and remove impurities associated with natural gas produced from the Rodessa Formation at the Madisonville Field.  The expanded facilities have a designed capacity to treat 50 million cubic feet of natural gas per day (“MMcf/d”), which combined with the effective operational capacity of the current in-service facilities of 15 MMcf/d will represent a total treating capacity of 65 MMcf/d for the Plant.

Pursuant to agreements between GeoPetro and MGP effective August 1, 2005, MGP gathered, treated and marketed GeoPetro’s gas production from the Madisonville Project.  The agreements provided, among other things, that MGP install and make operational the expanded facilities and that GeoPetro drill and complete well sufficient to test the Smackover Formation (estimated to be encountered at approximately 18,000 feet).  The agreements and related obligations were terminated concurrent with GeoPetro’s acquisition of the Plant effective December 31, 2008.

In addition to the BOK financing discussed above, during December GeoPetro raised $1,050,000 (before fees) by issuing promissory notes to accredited investors, each having the following terms:  (i) 8% annual simple interest payable quarterly in arrears, (ii) principal and any unpaid outstanding interest shall be payable at the end of three years, (iii) subordinated to the BOK loan and (iv) be unsecured.  Each note purchaser also received warrants to purchase one share of GeoPetro common stock for $1.00 per share, exercisable for three years.  One warrant was received for each $10 in face amount of notes purchased (a total of 105,000 warrants exercisable to purchase 105,000 shares of common stock).  In connection with this promissory note financing, GeoPetro (i) paid loan origination fees totaling $6,000 in cash and (ii) issued 150,000 warrants as a finder’s fee (each warrant for the purchase one share of GeoPetro common stock at $1.00 per share), exercisable for three years.  The issuance of the promissory notes and warrants was not registered under the Securities Act of 1933, in reliance on Section 4(2) of the Act and Rule 506 of Regulation D thereunder.  Each of the persons acquiring notes and warrants was an accredited investor, as defined in Rule 501(a).  The issuance of the promissory notes and warrants involved no public offering.  GeoPetro did not engage in general solicitation or advertising in connection with the issuance and sale of the promissory notes and warrants, and did not engage an underwriter.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired:

Financial statement information regarding Madisonville Gas Processing, LP in the form and for the periods required pursuant to Rule 3-05(b) of Regulation S-X will be filed within 71 days of January 7, 2009, as providing such information by the date of this Current Report is impracticable.

(b) Pro forma financial information:

The pro forma financial information that would be required pursuant to Item 9.01(b) of Form 8-K will be filed within 71 days of January 7, 2009, as providing such information by the date of this Current Report is impracticable.

(c) Shell company transactions:

None

(d) Exhibits:

Exhibit 4.1	Form of Common Stock Purchase Warrant Issued to Purchasers of Promissory Notes
Exhibit 10.24	Purchase and Sale Agreement Dated December 31, 2008 *
Exhibit 10.25	Amended and Restated Term Loan Agreement dated December 31, 2008 with Bank of Oklahoma *

*       To be supplied by amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: January 7, 2009	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief
Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 4.1	Form of Common Stock Purchase Warrant Issued to Purchasers of Promissory Notes
Exhibit 10.24	Purchase and Sale Agreement Dated December 31, 2008 *
Exhibit 10.25	Amended and Restated Term Loan Agreement dated December 31, 2008 with Bank of Oklahoma *

*       To be supplied by amendment